Exhibit 99.1

For Immediate Release:	October 18, 2016

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES RECORD QUARTERLY EARNINGS
IN THIRD QUARTER AND QUARTERLY DIVIDEND

GLASTONBURY, Conn., October 18, 2016 – United Financial Bancorp, Inc. (“United Financial” or "The Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank ("The Bank”), announced results for the quarter ended September 30, 2016.

The Company had net income of $14.2 million, or $0.28 per diluted share, for the quarter ended September 30, 2016, compared to net income for the linked quarter of $9.1 million, or $0.18 per diluted share. Adjusted operating net income (Non-GAAP) for the third quarter of 2016 was $14.1 million, or $0.28 per diluted share, compared to $10.0 million, or $0.20 per diluted share for the linked quarter. Adjusted operating net income for the second and third quarters of 2016 was adjusted primarily for purchase accounting impacts and the net gain from sales of securities. Additionally, in the second quarter of 2016, adjusted operating net income reflected the effect of position eliminations as part of the Company's announced reorganization plan. The Company reported net income of $13.4 million, or $0.27 per diluted share, for the quarter ended September 30, 2015.

"I am pleased to report that in the third quarter of 2016, United Financial Bancorp, Inc. delivered record quarterly earnings of $0.28 per share, in addition to a 2% linked quarter increase in tangible book value. Tangible book value increased to $10.60 at September 30, 2016 from $10.39 in the linked quarter after paying our shareholders a $0.12 per share dividend, or a 3.56% annualized dividend yield. These results were driven by improved revenue growth, disciplined expense management and excellent asset quality," stated William H. W. Crawford, IV, Chief Executive Officer of the Company and the Bank. "I want to thank our United Bank teammates for their relentless focus on serving the financial needs of our customers and our communities."

Balance Sheet

Total assets at September 30, 2016 increased by $129.8 million to $6.54 billion from $6.42 billion at June 30, 2016. At September 30, 2016, total loans were $4.72 billion, representing a decrease of $10.2 million or 0.2%, from the linked quarter. Changes to loan balances during the third quarter of 2016 were highlighted by a $19.3 million, or 4.2%, increase in home equity loans and a $7.8 million, or 2.0%, increase in owner-occupied

UBNK - United Financial Bancorp, Inc.	Page 1	www.unitedfinancialinc.com

commercial real estate loans, partially offset by an $11.0 million, or 1.6%, decrease in commercial business loans. Total residential mortgages declined during the third quarter of 2016 by $42.2 million; while total held for sale loans increased $52.8 million reflecting the Company's long-term strategy to reduce on-balance sheet exposure to residential mortgage loans.

Deposits totaled $4.70 billion at September 30, 2016 and increased by $240.1 million, or 5.4%, from $4.46 billion at June 30, 2016. Reflective of the Company's strategy to focus on low cost core deposit growth, increases in the third quarter of 2016 included a $14.2 million, or 2.1%, increase in non-interest bearing deposits and a $16.5 million, or 4.0%, increase in NOW checking deposits. The increase in money market deposits was in large part due to the return in the third quarter of the prior quarter seasonal outflows of municipal deposits in addition to new and increased balances in other areas of business.

Total Federal Home Loan Bank advances and other borrowings declined by $119.3 million at September 30, 2016 from the linked quarter.

Net Interest Income

Net interest income increased by $1.5 million to $43.0 million during the third quarter of 2016 from $41.5 million during the linked quarter. Interest income totaled $53.3 million in the third quarter of 2016 and increased by $1.7 million, or 3.3%, in comparison to $51.6 million in the linked quarter. Interest expense increased by $182,000 to $10.3 million during the third quarter of 2016 from $10.1 million in the linked quarter. As communicated in the prior quarter, the Company planned to grow assets at a slower pace and as a result, average interest-earning assets increased slightly by $97.2 million, or 1.7%, from the linked quarter, while on an operating basis, net interest income increased by $1.1 million to $42.6 million during the third quarter of 2016 as compared to the linked quarter. The Company has reported growth in operating net interest income for the past six consecutive quarters.

The GAAP tax equivalent net interest margin for the third quarter of 2016 increased by four basis points to 2.98% compared to 2.94% for the linked quarter. The yield on interest-earning assets increased by four basis points in the third quarter of 2016 to 3.67% as compared to the linked quarter, and the total funding cost was unchanged at 0.72% in the quarter ending September 30, 2016 as compared to the linked quarter. The operating net interest margin, which excludes the impact of purchase accounting adjustments, increased by two basis points to 2.96% in the third quarter of 2016 from 2.94% in the linked quarter.

Provision for Loan Losses

The provision for loan losses increased by $142,000, or 3.9% to $3.8 million for the quarter ended September 30, 2016 compared to $3.6 million for the linked quarter due to covered loan portfolio growth.  Net charge-offs for the third quarter of 2016 decreased by $516,000 to $647,000, or 0.05% annualized as a percentage of average loans outstanding, from $1.2 million, or 0.10% annualized as a percentage of average loans outstanding in the linked quarter. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income increased by $1.4 million, or 20.8%, to $7.9 million for the quarter ended September 30, 2016 from $6.5 million in the linked quarter. Adjusted operating non-interest income, which excludes the impact of gains on the sales of securities, increased by $1.6 million to $7.8 million, or 26.1%, for

UBNK - United Financial Bancorp, Inc.	Page 2	www.unitedfinancialinc.com

the third quarter of 2016. The increase in the third quarter's non-interest income was driven by an increase from core banking fees, commercial account analysis revenue and revenue growth in the Company's financial advisory line of business. Total non-interest income was flat from the comparable quarter in 2015.

Non-Interest Expense

Non-interest expense for the quarter ended September 30, 2016 totaled $32.2 million and decreased by $2.4 million, or 7.0%, from the linked quarter, while adjusted operating non-interest expense decreased by $1.1 million, or 3.3%. The main driver in the decline in non-interest expense during the quarter was the $1.7 million, or 8.6%, decrease in salaries and employee benefits expense as compared to the linked quarter due primarily to a $1.4 million decrease in salaries expense as a result of the Company's second quarter of 2016 reorganization plan execution. The Company's cost structure continues to be favorable with non-interest expense as a percentage of average assets reported at 2.00% and adjusted operating non-interest expense as a percentage of average assets reported at 1.98% for the quarter ended September 30, 2016, both on an annualized basis. Total adjusted operating non-interest expense was flat from the comparable quarter in 2015.

Asset Quality

Asset quality remained strong and stable. Non-performing assets decreased by $3.6 million to $36.1 million at September 30, 2016 from $39.7 million at June 30, 2016. The ratio of non-performing assets to total assets as compared to the linked quarter decreased to 0.55% at September 30, 2016 from 0.62% at June 30, 2016.

Capital

The Company reported Tangible Common Equity ("TCE") of $534.7 million, or 8.31% of average assets, at September 30, 2016. Tangible book value per share increased to $10.60 at September 30, 2016 from $10.39 at June 30, 2016, primarily due to the impact of the Company’s net income of $14.2 million, partially offset by the cash dividend payment to shareholders of $0.12 per share, which reduced shareholders' equity by $6.0 million. Book value per share at September 30, 2016 was $13.00.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on October 28, 2016 and payable on November 9, 2016. This dividend equates to a 3.56% annualized yield based on the $13.48 average closing price of the Company’s common stock in the third quarter of 2016. The Company has paid dividends for 42 consecutive quarters.

Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, October 19, 2016 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s third quarter results. Those wishing to participate in the call may dial toll-free 1-888-339-0797. A telephone replay of the call will be available through November 2, 2016 by calling 1-877-344-7529 and entering conference number 10094001. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s

UBNK - United Financial Bancorp, Inc.	Page 3	www.unitedfinancialinc.com

investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At September 30, 2016, the Company had $6.5 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

UBNK - United Financial Bancorp, Inc.	Page 4	www.unitedfinancialinc.com

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Interest and dividend income:	(In thousands, except share data)
Loans	$45,331	$41,878	$134,359	$123,658
Securities-taxable interest	4,808	4,907	14,830	14,947
Securities-non-taxable interest	2,140	2,080	6,201	6,353
Securities-dividends	990	708	2,934	1,554
Interest-bearing deposits	67	52	207	119
Total interest and dividend income	53,336	49,625	158,531	146,631
Interest expense:
Deposits	6,279	5,319	18,927	15,643
Borrowed funds	4,028	2,663	11,677	7,099
Total interest expense	10,307	7,982	30,604	22,742
Net interest income	43,029	41,643	127,927	123,889
Provision for loan losses	3,766	3,252	10,078	9,225
Net interest income after provision for loan losses	39,263	38,391	117,849	114,664
Non-interest income:
Service charges and fees	5,726	5,960	14,679	15,434
Net gain (loss) from sales of securities	48	(59)	1,867	639
Income from mortgage banking activities	2,198	2,257	5,389	7,618
Bank-owned life insurance income	899	893	2,531	2,557
Net loss on limited partnership investments	(850)	(991)	(3,290)	(2,337)
Other (loss) income	(132)	(242)	(28)	113
Total non-interest income	7,889	7,818	21,148	24,024
Non-interest expense:
Salaries and employee benefits	18,301	16,994	56,105	50,161
Service bureau fees	1,960	1,828	6,219	5,114
Occupancy and equipment	3,580	3,343	11,330	11,600
Professional fees	1,125	1,581	2,893	3,280
Marketing and promotions	656	587	2,271	1,843
FDIC insurance assessments	819	750	2,800	2,651
Core deposit intangible amortization	385	433	1,219	1,363
FHLBB prepayment penalties	—	—	1,454	—
Other	5,410	6,360	16,389	16,878
Total non-interest expense	32,236	31,876	100,680	92,890
Income before income taxes	14,916	14,333	38,317	45,798
Provision for income taxes	757	952	3,206	6,060
Net income	$14,159	$13,381	$35,111	$39,738

Net income per share:
Basic	$0.28	$0.27	$0.71	$0.81
Diluted	$0.28	$0.27	$0.70	$0.81
Weighted-average shares outstanding:
Basic	49,800,105	48,931,203	49,617,136	48,829,193
Diluted	50,091,202	49,429,809	49,900,391	49,339,271

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Interest and dividend income:	(In thousands)
Loans	$45,331	$43,556	$45,472	$41,751	$41,878
Securities-taxable interest	4,808	4,926	5,096	5,092	4,907
Securities-non-taxable interest	2,140	2,051	2,010	2,001	2,080
Securities-dividends	990	1,021	923	809	708
Interest-bearing deposits	67	67	73	61	52
Total interest and dividend income	53,336	51,621	53,574	49,714	49,625
Interest expense:
Deposits	6,279	6,382	6,266	5,799	5,319
Borrowed funds	4,028	3,743	3,906	3,222	2,663
Total interest expense	10,307	10,125	10,172	9,021	7,982
Net interest income	43,029	41,496	43,402	40,693	41,643
Provision for loan losses	3,766	3,624	2,688	3,780	3,252
Net interest income after provision for loan losses	39,263	37,872	40,714	36,913	38,391
Non-interest income:
Service charges and fees	5,726	4,359	4,594	5,606	5,960
Net gain (loss) from sales of securities	48	367	1,452	300	(59)
Income from mortgage banking activities	2,198	2,331	860	1,934	2,257
Bank-owned life insurance income	899	814	818	1,059	893
Net loss on limited partnership investments	(850)	(1,504)	(936)	(799)	(991)
Other (loss) income	(132)	165	(61)	363	(242)
Total non-interest income	7,889	6,532	6,727	8,463	7,818
Non-interest expense:
Salaries and employee benefits	18,301	20,013	17,791	17,308	16,994
Service bureau fees	1,960	2,230	2,029	1,614	1,828
Occupancy and equipment	3,580	3,850	3,900	3,842	3,343
Professional fees	1,125	887	881	3,037	1,581
Marketing and promotions	656	1,023	592	478	587
FDIC insurance assessments	819	1,042	939	1,041	750
Core deposit intangible amortization	385	401	433	433	433
Merger related expense	—	—	—	1,575	—
FHLBB prepayment penalties	—	—	1,454	—	—
Other	5,410	5,235	5,744	5,977	6,360
Total non-interest expense	32,236	34,681	33,763	35,305	31,876
Income before income taxes	14,916	9,723	13,678	10,071	14,333
Provision for income taxes	757	665	1,784	169	952
Net income	$14,159	$9,058	$11,894	$9,902	$13,381

Net income per share:
Basic	$0.28	$0.18	$0.24	$0.20	$0.27
Diluted	$0.28	$0.18	$0.24	$0.20	$0.27
Weighted-average shares outstanding:
Basic	49,800,105	49,623,472	49,423,218	49,160,925	48,931,203
Diluted	50,091,202	49,946,639	49,652,632	49,621,935	49,429,809

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$51,951	$54,792	$46,618	$47,602	$38,534
Short-term investments	162,295	42,649	40,616	47,574	59,776
Total cash and cash equivalents	214,246	97,441	87,234	95,176	98,310
Available for sale securities – At fair value	1,052,439	1,073,459	1,090,498	1,059,169	1,080,393
Held to maturity securities – At amortized cost	14,162	14,289	14,434	14,565	14,715
Loans held for sale	83,321	30,558	7,560	10,136	13,511
Loans:
Commercial real estate loans:
Owner-occupied	392,168	384,324	376,511	322,084	340,047
Investor non-owner occupied	1,702,701	1,675,821	1,648,321	1,673,248	1,580,848
Construction	90,380	107,302	128,007	129,922	146,975
Total commercial real estate loans	2,185,249	2,167,447	2,152,839	2,125,254	2,067,870
Commercial business loans	660,676	671,687	614,235	603,332	576,899
Consumer loans:
Residential real estate	1,129,079	1,171,300	1,176,357	1,179,915	1,190,745
Home equity	479,390	460,058	446,515	431,282	335,220
Residential construction	52,476	49,338	42,205	41,084	33,648
Other consumer	213,830	211,065	217,725	233,064	5,236
Total consumer loans	1,874,775	1,891,761	1,882,802	1,885,345	1,564,849
Total loans	4,720,700	4,730,895	4,649,876	4,613,931	4,209,618
Net deferred loan costs and premiums	10,214	9,403	7,612	7,018	6,246
Allowance for loan losses	(41,080)	(37,961)	(35,500)	(33,887)	(30,832)
Loans receivable - net	4,689,834	4,702,337	4,621,988	4,587,062	4,185,032
Federal Home Loan Bank of Boston stock, at cost	52,847	55,989	55,989	51,196	40,814
Accrued interest receivable	17,888	16,635	16,922	15,740	15,477
Deferred tax asset, net	32,529	31,395	32,222	33,094	31,554
Premises and equipment, net	52,520	53,021	53,685	54,779	55,919
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	6,287	6,672	7,073	7,506	7,939
Cash surrender value of bank-owned life insurance	126,948	126,734	125,920	125,101	125,186
Other assets	86,553	91,273	90,438	59,736	58,891
Total assets	$6,544,855	$6,415,084	$6,319,244	$6,228,541	$5,843,022

F - 3

	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$687,865	$673,624	$657,144	$657,718	$622,535
Interest-bearing	4,007,606	3,781,717	3,876,901	3,779,353	3,640,436
Total deposits	4,695,471	4,455,341	4,534,045	4,437,071	4,262,971
Mortgagors’ and investor escrow accounts	9,045	14,040	9,696	13,526	8,108
Federal Home Loan Bank advances and other borrowings	1,102,882	1,222,160	1,073,034	1,099,020	893,865
Accrued expenses and other liabilities	81,217	79,350	69,191	53,403	56,626
Total liabilities	5,888,615	5,770,891	5,685,966	5,603,020	5,221,570
Total stockholders’ equity	656,240	644,193	633,278	625,521	621,452
Total liabilities and stockholders’ equity	$6,544,855	$6,415,084	$6,319,244	$6,228,541	$5,843,022

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Share Data:
Basic net income per share	$0.28	$0.18	$0.24	$0.20	$0.27
Diluted net income per share	0.28	0.18	0.24	0.20	0.27
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Key Statistics:
Total revenue	$50,918	$48,028	$50,129	$49,156	$49,461
Total non-interest expense	32,236	34,681	33,763	35,305	31,876
Average earning assets	5,984,951	5,887,738	5,849,517	5,575,297	5,332,758
Key Ratios:
Return on average assets (annualized)	0.88%	0.57%	0.76%	0.66%	0.93%
Return on average equity (annualized)	8.80%	5.71%	7.59%	6.35%	8.68%
Tax-equivalent net interest margin (annualized)	2.98%	2.94%	3.09%	3.02%	3.20%
Residential Mortgage Production:
Dollar volume (total)	$173,473	$173,507	$124,058	$146,271	$187,926
Mortgages originated for purchases	113,019	100,871	66,696	95,927	131,609
Loans sold	99,051	93,681	89,758	119,289	123,316
Income from mortgage banking activities	2,198	2,331	860	1,934	2,257
Non-performing Assets:
Residential real estate	$11,526	$11,729	$11,725	$11,193	$10,975
Home equity	3,650	3,176	3,036	2,786	3,602
Investor-owned commercial real estate	3,746	5,618	5,297	8,565	6,505
Owner-occupied commercial real estate	2,838	3,815	3,115	2,939	5,076
Construction	1,879	2,103	2,114	2,808	1,604
Commercial business	2,016	4,364	3,979	3,898	4,475
Other consumer	328	1,505	19	2	3
Non-accrual loans	25,983	32,310	29,285	32,191	32,240
Troubled debt restructured – non-accruing	7,345	6,713	7,143	5,611	4,605
Total non-performing loans	33,328	39,023	36,428	37,802	36,845
Other real estate owned	2,792	702	659	755	258
Total non-performing assets	$36,120	$39,725	$37,087	$38,557	$37,103
Non-performing loans to total loans	0.71%	0.82%	0.78%	0.82%	0.88%
Non-performing assets to total assets	0.55%	0.62%	0.59%	0.62%	0.63%
Allowance for loan losses to non-performing loans	123.26%	97.28%	97.45%	89.64%	83.68%
Allowance for loan losses to total loans	0.87%	0.80%	0.76%	0.73%	0.73%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.00%	2.19%	2.15%	2.37%	2.22%
Efficiency ratio (2)	59.50%	64.54%	61.98%	62.20%	61.20%
Cost of funds (annualized) (3)	0.72%	0.72%	0.73%	0.68%	0.63%
Total revenue growth rate	6.02%	(4.19)%	1.98%	(0.62)%	(1.62)%
Total revenue growth rate (annualized)	24.07%	(16.77)%	7.92%	(2.47)%	(6.47)%
Average earning asset growth rate	1.65%	0.65%	4.92%	4.55%	4.31%
Average earning asset growth rate (annualized)	6.60%	2.61%	19.67%	18.19%	17.23%
Return on average tangible common equity (annualized)	11.05%	7.28%	9.65%	8.14%	11.08%
Pre-provision net revenue to average assets (4)	1.32%	1.11%	1.21%	1.17%	1.38%
Operating pre-provision net revenue to average assets (5)	1.16%	0.94%	0.95%	1.03%	0.96%

(1)
Non-GAAP Ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)
The efficiency ratio represents the ratio of non-interest expense before other real estate owned expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and non-interest income, excluding gains from securities transactions, losses on partnerships and nonrecurring items.

F - 5

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

(4)	The pre-provision net revenue to average assets ratio represents the ratio of net interest income, on a fully tax-equivalent basis, fees and other non-interest income, as a percent of average assets.

(5)
The operating pre-provision net revenue to average assets ratio represents the ratio of operating net interest income, on a fully tax-equivalent basis, fees and other operating non-interest income, as a percent of average assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2016			September 30, 2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,229,384	$10,205	3.32%	$1,205,060	$10,221	3.39%
Commercial real estate	2,077,585	20,952	4.01	1,816,122	18,833	4.11
Construction	156,217	1,447	3.68	173,355	1,952	4.47
Commercial business	669,595	6,348	3.77	612,857	8,112	5.25
Home equity	467,552	4,388	3.75	334,302	2,710	3.24
Other consumer	209,255	2,527	4.83	4,265	50	4.67
Investment securities	1,129,133	9,123	3.23	1,123,005	8,843	3.15
Other earning assets	46,230	67	0.58	63,740	52	0.33
Total interest-earning assets	5,984,951	55,057	3.67	5,332,706	50,773	3.79
Allowance for loan losses	(38,916)			(29,901)
Non-interest-earning assets	491,061			449,363
Total assets	$6,437,096			$5,752,168
Interest-bearing liabilities:
NOW and money market	$1,485,372	$1,501	0.40%	$1,500,449	$1,874	0.50%
Savings	527,225	77	0.06	527,430	82	0.06
Certificates of deposit	1,821,061	4,701	1.03	1,591,618	3,363	0.84
Total interest-bearing deposits	3,833,658	6,279	0.65	3,619,497	5,319	0.58
Federal Home Loan Bank advances	1,085,932	2,657	0.97	695,208	1,276	0.73
Other borrowings	119,902	1,371	4.55	146,936	1,387	3.75
Total interest-bearing liabilities	5,039,492	10,307	0.81	4,461,641	7,982	0.71
Non-interest-bearing deposits	662,243			610,253
Other liabilities	92,095			63,620
Total liabilities	5,793,830			5,135,514
Stockholders’ equity	643,266			616,654
Total liabilities and stockholders’ equity	$6,437,096			$5,752,168
Net interest-earning assets	$945,459			$871,065
Tax-equivalent net interest income		44,750			42,791
Tax-equivalent net interest rate spread			2.86%			3.08%
Tax-equivalent net interest margin			2.98%			3.20%
Average interest-earning assets to average interest-bearing liabilities			118.76%			119.52%
Less tax-equivalent adjustment		1,721			1,148
Net interest income		$43,029			$41,643

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2016			June 30, 2016
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,229,384	$10,205	3.32%	$1,199,406	$10,077	3.36%
Commercial real estate	2,077,585	20,952	4.01	2,028,664	20,667	4.10
Construction	156,217	1,447	3.68	164,717	1,539	3.76
Commercial business	669,595	6,348	3.77	636,986	5,575	3.52
Home equity	467,552	4,388	3.75	445,391	3,583	3.22
Other consumer	209,255	2,527	4.83	218,321	2,657	4.87
Investment securities	1,129,133	9,123	3.23	1,151,926	9,131	3.16
Other earning assets	46,230	67	0.58	42,327	67	0.63
Total interest-earning assets	5,984,951	55,057	3.67	5,887,738	53,296	3.63
Allowance for loan losses	(38,916)			(36,357)
Non-interest-earning assets	491,061			475,060
Total assets	$6,437,096			$6,326,441
Interest-bearing liabilities:
NOW and money market	$1,485,372	$1,501	0.40%	$1,540,997	$1,666	0.43%
Savings	527,225	77	0.06	537,276	79	0.06
Certificates of deposit	1,821,061	4,701	1.03	1,783,687	4,637	1.05
Total interest-bearing deposits	3,833,658	6,279	0.65	3,861,960	6,382	0.66
Federal Home Loan Bank advances	1,085,932	2,657	0.97	985,424	2,369	0.97
Other borrowings	119,902	1,371	4.55	121,587	1,374	4.55
Total interest-bearing liabilities	5,039,492	10,307	0.81	4,968,971	10,125	0.82
Non-interest-bearing deposits	662,243			641,168
Other liabilities	92,095			81,927
Total liabilities	5,793,830			5,692,066
Stockholders’ equity	643,266			634,375
Total liabilities and stockholders’ equity	$6,437,096			$6,326,441
Net interest-earning assets	$945,459			$918,767
Tax-equivalent net interest income		44,750			43,171
Tax-equivalent net interest rate spread			2.86%			2.81%
Tax-equivalent net interest margin			2.98%			2.94%
Average interest-earning assets to average interest-bearing liabilities			118.76%			118.49%
Less tax-equivalent adjustment		1,721			1,675
Net interest income		$43,029			$41,496

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,211,995	$30,482	3.35%	$1,158,506	$29,978	3.45%
Commercial real estate	2,039,087	62,492	4.09	1,713,690	57,437	4.48
Construction	164,039	4,964	4.04	169,754	6,150	4.84
Commercial business	638,086	18,180	3.81	616,395	21,986	4.77
Home equity	448,371	11,681	3.47	333,830	7,974	3.18
Other consumer	218,801	8,142	4.96	5,233	133	3.38
Investment securities	1,138,559	27,392	3.21	1,126,343	26,363	3.12
Other earning assets	48,755	207	0.57	54,234	119	0.29
Total interest-earning assets	5,907,693	163,540	3.69	5,177,985	150,140	3.87
Allowance for loan losses	(37,091)			(27,308)
Non-interest-earning assets	479,815			452,094
Total assets	$6,350,417			$5,602,771
Interest-bearing liabilities:
NOW and money market	$1,533,133	$4,950	0.43%	$1,449,105	$5,357	0.49%
Savings	527,919	229	0.06	533,851	248	0.06
Certificates of deposit	1,784,269	13,748	1.03	1,563,821	10,038	0.86
Total interest-bearing deposits	3,845,321	18,927	0.66	3,546,777	15,643	0.59
Federal Home Loan Bank advances	1,009,671	7,507	0.99	619,906	2,944	0.63
Other borrowings	130,586	4,170	4.27	161,894	4,155	3.43
Total interest-bearing liabilities	4,985,578	30,604	0.82	4,328,577	22,742	0.70
Non-interest-bearing deposits	646,379			594,204
Other liabilities	83,529			68,551
Total liabilities	5,715,486			4,991,332
Stockholders’ equity	634,931			611,439
Total liabilities and stockholders’ equity	$6,350,417			$5,602,771
Net interest-earning assets	$922,115			$849,408
Tax-equivalent net interest income		132,936			127,398
Tax-equivalent net interest rate spread			2.87%			3.17%
Tax-equivalent net interest margin			3.00%			3.28%
Average interest-earning assets to average interest-bearing liabilities			118.50%			119.62%
Less tax-equivalent adjustment		5,009			3,509
Net interest income		$127,927			$123,889

F - 9

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net income	$14,159	$9,058	$11,894	$9,902	$13,381
Adjustments:
Net interest income	(383)	35	(1,900)	(1,617)	(4,092)
Non-interest income	(118)	(367)	(1,452)	(519)	59
Non-interest expense	447	1,814	1,893	3,586	244
Income tax (benefit) expense	19	(518)	511	(65)	1,326
Net adjustment	(35)	964	(948)	1,385	(2,463)
Total adjusted operating net income	$14,124	$10,022	$10,946	$11,287	$10,918
Total net interest income	$43,029	$41,496	$43,402	$40,693	$41,643
Adjustments:
Impact from purchase accounting fair value marks:
Amortization (accretion) of loan mark	403	835	(1,094)	(718)	(2,787)
Accretion of deposit mark	359	359	359	444	841
Accretion of borrowings mark	427	441	447	455	464
Net adjustment	(383)	35	(1,900)	(1,617)	(4,092)
Total operating net interest income	$42,646	$41,531	$41,502	$39,076	$37,551
Total non-interest income	$7,889	$6,532	$6,727	$8,463	$7,818
Adjustments:
Net (gain) loss on sales of securities	(48)	(367)	(1,452)	(300)	59
BOLI claim benefit	(70)	—	—	(219)	—
Net adjustment	(118)	(367)	(1,452)	(519)	59
Total adjusted operating non-interest income	7,771	6,165	5,275	7,944	7,877
Total operating net interest income	42,646	41,531	41,502	39,076	37,551
Total operating revenue	$50,417	$47,696	$46,777	$47,020	$45,428
Total non-interest expense	$32,236	$34,681	$33,763	$35,305	$31,876
Adjustments:
Merger related expense	—	—	—	(1,575)	—
Core deposit intangible amortization expense	(385)	(401)	(433)	(433)	(433)
Loan portfolio acquisition fees	—	—	—	(1,572)	—
Effect of position eliminations	(55)	(1,403)	—	—	—
Effect of branch lease termination agreement	—	—	—	—	195
Amortization of fixed asset fair value mark	(7)	(10)	(6)	(6)	(6)
FHLBB prepayment penalties	—	—	(1,454)	—	—
Net adjustment	(447)	(1,814)	(1,893)	(3,586)	(244)
Total adjusted operating non-interest expense	$31,789	$32,867	$31,870	$31,719	$31,632

Total loans	$4,720,700	$4,730,895	$4,649,876	$4,613,931	$4,209,618
Non-covered loans (1)	(721,763)	(1,259,285)	(1,334,303)	(1,448,435)	(1,255,618)
Total covered loans	$3,998,937	$3,471,610	$3,315,573	$3,165,496	$2,954,000
Allowance for loan losses	$41,080	$37,961	$35,500	$33,887	$30,832
Allowance for loan losses to total loans	0.87%	0.80%	0.76%	0.73%	0.73%
Allowance for loan losses to total covered loans	1.03%	1.09%	1.07%	1.07%	1.04%
(1) As required by GAAP, the Company recorded acquired loans at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 10

United Financial Bancorp, Inc. and Subsidiaries
Selected Interest Income/Expense and Yields/Costs
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended September 30, 2016
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$10,205	3.32%	$(483)	(0.18) %		$10,688	3.50%
Commercial real estate	20,952	4.01	545	0.11		20,407	3.90
Construction	1,447	3.68	39	0.11		1,408	3.57
Commercial business	6,348	3.77	329	0.22		6,019	3.55
Home equity	4,388	3.75	(293)	(0.30)		4,681	4.05
Other consumer	2,527	4.83	(540)	(1.14)		3,067	5.97
Certificates of deposit	4,701	1.03	(359)	(0.08)		5,060	1.11
Federal Home Loan Bank advances	2,657	0.97	(445)	(0.17)		3,102	1.14
Other borrowings	1,371	4.55	18	0.12		1,353	4.43
Tax-equivalent net interest margin	44,750	2.98	383			44,367	2.96

	Three Months Ended June 30, 2016
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$10,077	3.36%	$(489)	(0.18	) %	$10,566	3.54%
Commercial real estate	20,667	4.10	566	0.13		20,101	3.97
Construction	1,539	3.76	96	0.27		1,443	3.49
Commercial business	5,575	3.52	263	0.19		5,312	3.33
Home equity	3,583	3.22	(815)	(0.77)		4,398	3.99
Other consumer	2,657	4.87	(456)	(0.89)		3,113	5.76
Certificates of deposit	4,637	1.05	(359)	(0.08)		4,996	1.13
Federal Home Loan Bank advances	2,369	0.97	(457)	(0.19)		2,826	1.16
Other borrowings	1,374	4.55	16	0.12		1,358	4.43
Tax-equivalent net interest margin	43,171	2.94	(35)			43,206	2.94

F - 11